Exhibit (g)(4)

THIRD AMENDMENT TO THE CAMBRIA ETF TRUST ETF CUSTODY AGREEMENT

THIS THIRD AMENDMENT effective as of the last date on the signature block, to the ETF Custody Agreement dated as of July 19, 2023, as amended (the “Agreement”), is entered into by and between CAMBRIA ETF TRUST, a Delaware statutory trust (the “Trust”), and U.S. BANK NATIONAL ASSOCIATION, a national banking association organized and existing under the laws of the United States of America with its principal place of business at Minneapolis, Minnesota (the “Custodian”).

RECITALS

WHEREAS, the parties have entered into the Agreement; and

WHEREAS, the parties desire to amend the Agreement to update Exhibit A to add the following ETFs:

•	Cambria Fixed Income Trend ETF

WHEREAS, Section 15.02 of the Agreement allows for its amendment by a written instrument executed by both parties and authorized or approved by the Board of Trustees of the Trust.

NOW, THEREFORE, the parties agree as follows:

1.	Exhibit A of the Agreement is hereby superseded and replaced in its entirety with Exhibit A attached hereto.

Except to the extent amended hereby, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed by a duly authorized officer on one or more counterparts as of the date and year last written below.

CAMBRIA ETF TRUST		U.S. BANK NATIONAL ASSOCIATION

By:	/s/ Jonathan Keetz	By:	/s/ Greg Farley
Name:	Jonathan Keetz	Name:	Greg Farley
Title:	COO	Title:	Sr. Vice President
Date:	01/21/2025	Date:	1/24/25

Exhibit A
Fund Names

Separate Series of Cambria ETF Trust

Cambria Shareholder Yield ETF

Cambria Foreign Shareholder Yield ETF

Cambria Global Value ETF

Cambria Global Momentum ETF

Cambria Global Asset Allocation ETF

Cambria Emerging Shareholder Yield ETF

Cambria Value and Momentum ETF

Cambria Global Tail Risk ETF

Cambria Tail Risk ETF

Cambria Trinity ETF

Cambria Cannabis ETF

Cambria Global Real Estate ETF

Cambria Tactical Yield ETF

Cambria Micro and SmallCap Shareholder Yield ETF

Cambria Large Cap Shareholder Yield ETF

Cambria Fixed Income Trend ETF

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